                                                                     Exhibit 4.2

                                                 Registered Certificate No.: [ ]

                      MINDRAY MEDICAL INTERNATIONAL LIMITED
               (Incorporated under the laws of the Cayman Islands)

                    SHARE CERTIFICATE: CLASS A ORDINARY SHARE

                     PRINCIPAL REGISTER: THE CAYMAN ISLANDS

THIS IS TO CERTIFY THAT THE UNDER-MENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID AND NONASSESSABLE CLASS A ORDINARY SHARES WITH PAR VALUE OF [HK$0.001] PER SHARE AS DETAILED BELOW IN THE CAPITAL OF THIS COMPANY, SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

NAME AND
ADDRESS OF SHAREHOLDER

                              NUMBER OF SHARES:          -                  -


           GIVEN UNDER THE securities SEAL OF THE COMPANY ON [ Date ]

For and on behalf of                              For and on behalf of
Mindray Medical International Limited             Butterfield Fund Services (Cayman) Limited




-------------------------------------            -----------------------------------------------------------
                                                 As the Share Registrar for Mindray Medical International
                                                 Limited

     No transfer of any of the Shares comprised in this Certificate will be recognised without the production of this Certificate.